SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PLAZA RESOURCES INC.

(Exact name of Registrant as specified in its charter)

NEVADA	20-3629431
(State of incorporation)	(I.R.S. Employer Identification)

3830 8th Street SW
Calgary, Alberta, Canada	T2T 3A9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered	each class should be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X ]

Securities Act registration statement file number to which this form relates: 333-139426

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.001

(Title of class)

Item 1.

Description of Registrant’s Securities to be Registered.

The description of the securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-139426) is incorporated by reference into this registration statement.

Item 2.

Exhibits

Exhibit
Number	Description
3.1	Articles of Incorporation (previously filed)
3.2	Bylaws (previously filed)
5.1	Opinion of Conrad C. Lysiak, Attorney (previously filed)
10.1	Property Acquisition Agreement dated February 15, 2006 between the Company and George E. Nicholson (previously filed)
23.1	Consent of Manning Elliott LLP, Chartered Accountants (previously filed)
23.2	Consent of William G. Timmins, P.Eng., Consulting Geologist (previously filed)
23.3	Consent of Conrad C. Lysiak, Attorney (previously filed)
23.4	Consent of Manning Elliott LLP, Chartered Accountants (previously filed)

(1)  Incorporated herein by reference to the exhibits of the same number in Registrant’s Registration Statement on Form SB-2, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

DATED:  March 20, 2007

PLAZA RESOURCES INC.

Registrant

By: /s/ “James MacPherson”_________

James MacPherson, President

(Principal Executive Officer), (Principal Financial Officer)